Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Sun Life Financial (U.S.) Holdings, Inc.:

We have audited the accompanying combined statement of financial condition of IFMG GROUP (the “Group”), consisting of certain wholly-owned subsidiaries of Sun Life Financial (U.S.) Holdings, Inc. as of December 31, 2006, and the related combined statements of operations, stockholder’s equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Group’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Group as of December 31, 2006, and the combined results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the combined financial statements, on August 31, 2007, Sun Life Financial Inc. and Sun Life Financial (U.S.) Holdings, Inc. entered into a Purchase and Sale Agreement to sell substantially all of the Group to LPL Holdings, Inc.  The sale was completed on November 7, 2007.

/s/ Deloitte & Touche LLP

New York, New York

January 7, 2008

IFMG GROUP

COMBINED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2006	September 30, 2007
		(unaudited)
ASSETS
Cash and cash equivalents	$26,588,296	$26,357,825
Cash in escrow or segregated under federal and other regulations	7,236,581	8,100,840
Commissions receivable—net of allowance of $41,820 at December 31, 2006 and $12,841 at September 30, 2007 (unaudited)	4,812,106	3,790,556
Due from customers	9,600	—
Deferred costs	1,288,011	1,063,889
Prepaid expenses	443,554	203,131
Fixed assets - net of accumulated depreciation and amortization of $6,767,674 at December 31, 2006 and $5,863,974 at September 30, 2007 (unaudited)	706,331	731,970
Income taxes receivable from affiliate	1,865,145	365,639
Goodwill	10,253,285	10,253,285
Other assets	1,247,094	1,058,087

TOTAL ASSETS	$54,450,003	$51,925,222

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Payables to mutual funds and insurance companies	$7,246,181	$8,114,196
Commissions payable	13,189,631	11,772,985
Due to customers	—	12,843
Payable to affiliates	382,184	251,243
Deferred taxes	6,297,593	7,133,546
Other liabilities and accrued expenses	8,221,179	5,419,603

Total liabilities	35,336,768	32,704,416
Commitments and contingencies (Note 5)

STOCKHOLDER’S EQUITY:
Common stock:
IFMG Securities, Inc ($1 par value;1,000 shares authorized and outstanding)	$1,000	$1,000
LSC Insurance Agency of Arizona, Inc ($1 par value; 1000 shares authorized and outstanding)	1,000	1,000
IFMG Inc. ($1 par value; 1,000 shares authorized and outstanding)	1,000	1,000
	3,000	3,000

Additional paid-in capital	189,358,628	198,358,628
Accumulated deficit	(170,248,393)	(179,140,822)
Total stockholder’s equity	19,113,235	19,220,806

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$54,450,003	$51,925,222

See notes to combined financial statements.

IFMG GROUP

COMBINED STATEMENTS OF OPERATIONS

	Year Ended	Nine-Months Ended
	December 31, 2006	September 30, 2007
		(unaudited)

REVENUES:
Commission income	$146,163,718	$112,449,300
Interest income	1,284,514	990,899
Other income	5,952,279	4,999,911

	153,400,511	118,440,110

EXPENSES:
Commission expense	125,950,157	98,858,438
Direct salaries, benefits, and payroll taxes	22,721,895	17,806,239
Professional fees	9,587,193	5,810,337
Communications and data processing	5,016,500	4,593,981
Occupany and equipment	1,860,068	970,575
Regulatory fees	743,012	470,330
Depreciation and amortization	326,727	109,678
Other expenses	4,887,827	3,348,349

	171,093,379	131,967,927

LOSS BEFORE BENEFIT FROM INCOME TAXES	(17,692,868)	(13,527,817)

BENEFIT FROM INCOME TAXES	6,626,450	4,635,388

NET LOSS	$(11,066,418)	$(8,892,429)

See notes to combined financial statements.

IFMG GROUP

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

		Additional		Total
	Common	Paid-In	Accumulated	Stockholder’s
	Stock	Capital	Deficit	Equity

BALANCE—December 31, 2005	$3,000	$179,358,628	$(159,181,975)	$20,179,653

Capital contribution	—	10,000,000	—	10,000,000

Net loss	—	—	(11,066,418)	(11,066,418)

BALANCE—December 31, 2006	$3,000	$189,358,628	$(170,248,393)	$19,113,235

Capital contribution (unaudited)	—	9,000,000	—	9,000,000

Net loss (unaudited)	—	—	(8,892,429)	(8,892,429)

BALANCE—September 30, 2007 (unaudited)	$3,000	$198,358,628	$(179,140,822)	$19,220,806

See notes to combined financial statements.

IFMG GROUP

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended	Nine-Months Ended
	December 31, 2006	September 30, 2007
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(11,066,418)	$(8,892,429)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	326,727	109,678
Provision for doubtful accounts	92,600	42,835
Deferred taxes	4,954,291	835,953
(Increase) decrease in operating assets:
Cash in escrow or segregated under federal and other regulations	(482,108)	(864,259)
Commissions receivable	(388,025)	978,715
Due from customers	(9,600)	9,600
Deferred costs	621,417	224,122
Prepaid expenses	(98,679)	240,423
Income taxes receivable from affiliate	(2,227,515)	1,499,506
Other assets	25,206	189,007
Increase (decrease) in operating liabilities:
Payables to mutual funds and insurance companies	491,708	868,015
Commissions payable	962,016	(1,416,646)
Due to customers	—	12,843
Payable to affiliates	(6,580,260)	(130,941)
Other liabilities and accrued expenses	(868,340)	(2,801,576)

Net cash used in operating activities	(14,246,980)	(9,095,154)

CASH FLOWS FROM INVESTING ACTIVITIES-
Purchase of fixed assets	(577,735)	(135,317)

CASH FLOWS FROM FINANCING ACTIVITIES-
Capital contribution	10,000,000	9,000,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,824,715)	(230,471)

CASH AND CASH EQUIVALENTS— at the beginning of period	31,413,011	26,588,296

CASH AND CASH EQUIVALENTS— at end of period	$26,588,296	$26,357,825

IFMG GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

(All information as of and for the nine months ended September 30, 2007 is unaudited)

1.                      ORGANIZATION AND BUSINESS

IFMG GROUP (the “Group”) consists of IFMG Securities, Inc. (“IFMGSI”) a registered broker-dealer under the Securities Exchange Act of 1934; Independent Financial Marketing Group, Inc. (“IFMG, Inc.”) and its subsidiaries (IFS Agencies Inc., IFS Agencies of New Mexico, Inc., IFS Agencies of Alabama, Inc., IFMG of Oklahoma, Inc., IFS Insurance Agencies of Texas, Inc., IFS Insurance Agencies of Ohio, Inc.); and LSC Insurance Agency of Arizona, Inc. These entities were or are licensed to sell insurance and fixed annuity products.  The Group was directly owned by Sun Life Financial (U.S.) Holdings, Inc. (“Sun Life”), a wholly-owned subsidiary of Sun Life Financial Inc., and has been sold to LPL Holdings, Inc (“LPL”) on November 7, 2007. Certain of the entities (IFMG of Oklahoma, Inc., IFS Insurance Agencies of Texas, Inc. and IFS Insurance Agencies of Ohio, Inc.), which are subsidiaries of IFMG, Inc., were retained by Sun Life. The combined financial statements of the Group reflect the sum of the entities purchased by LPL and those entities retained by Sun Life. The entities acquired represent substantially all of the Group’s combined financial statements.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The combined financial statements of the Group include the accounts of entities under common control. The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from such estimates.

The combined financial statements include allocations of expenses relating to administrative functions incurred by Sun Life. The Group believes the assumptions and methodologies underlying the allocations of these items from Sun Life are reasonable. However, such expenses have not been independently verified versus market rates for such services. Had the Group been operating as an independent company, the actual expenses incurred may have varied.

All intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents—The Group has defined cash equivalents as highly liquid short-term investments with original maturities of three months or less. Substantially all cash is on deposit with one money center bank. IFMGSI segregates customer funds under federal and other regulations, and cash is held in separate bank accounts designated as “Special Account for the Exclusive Benefits of the Company’s customers” as required in accordance with Securities and Exchange Commission (“SEC”) rules. IFS Agencies Inc., also segregates customer funds in separate escrow bank accounts designated as “Special Account for the Exclusive Benefits of the Company’s customers.”

Deferred Costs—Incentive payments made to banks to build retail relationships are amortized over the life of the contracts with those banks.

Income Taxes—For financial reporting purposes, Federal income taxes were provided in accordance with a Federal income tax-sharing agreement between the Group and Sun Life, thus current and deferred taxes are settled with Sun Life, until the date of sale to LPL.

Pursuant to the tax-sharing agreement, the Group joined with Sun Life’s includable affiliates in filing a consolidated Federal income tax return. Current Federal income tax expense/benefit is computed on a separate company basis and members make payments to or receive reimbursement from Sun Life to the extent that their results of operations affect consolidated Federal tax expenses. State income taxes are provided based on amounts which the Group anticipates paying separately to states or, in the case of state tax filings with other members of the consolidated group, for amounts which the Group anticipates paying to Sun Life. This agreement ceased when the Group was sold to LPL.

Income taxes have been computed using the asset and liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. In connection with the sale of the Group to LPL the deferred tax liability was reversed with a credit to capital.

Revenue and Expense Recognition—Commission-based revenues represent the gross commission generated from the sale of various products such as fixed and variable annuities, mutual funds, general securities and insurance. Commission revenue and expense are recognized on trade date. Other income includes marketing allowance that is in addition to regular sales commissions and received from product providers, in connection with sales of mutual funds and variable annuities, and trail commissions are earned based on the current market value of previously purchased investments, such as 12(b)-1 fees on mutual funds. These are accrued based on sales and applicable mutual fund and variable annuities, held by clients.

Fair Value of Financial Instruments—SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires the Group to report the fair value of financial instruments, as defined. Substantially all of the Group’s financial assets and liabilities are carried at fair value or amounts that approximate fair value.

New Accounting Pronouncements— In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No.48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements.   FIN 48 requires that an entity recognize the impact of a tax position in the financial statements if that position is more likely than not to be sustained on examination by a taxing authority, based on the technical merits of the position.  FIN 48 also provides guidance on derecognition, classification, interest and penalties related to income taxes, and accounting in interim periods.  The adoption of FIN 48 did not have a material impact on the Group’s combined financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and requires enhanced disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The pronouncement is effective for fiscal years beginning after November 15, 2007. The guidance in SFAS 157 will be applied prospectively with the exception of: (i) block discounts of financial instruments; (ii) certain financial and hybrid instruments measured at initial recognition under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities; which are to be applied retrospectively as of the beginning of initial adoption (a limited form of retrospective application). The Group is currently evaluating the impact of SFAS 157 and does not expect that the pronouncement will have a material impact on the Group’s combined financial statements.

On February 15, 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS 159 further establishes certain additional disclosure requirements. SFAS 159 is effective for fiscal years beginning after November, 2007, with earlier adoption permitted provided that the Company also adopts the requirements of SFAS 157. The Group is currently evaluating the impact and timing of the adoption of SFAS 159 on the Group’s combined financial statements.

Goodwill - Goodwill represents the excess of the purchase price allocation over the fair value of tangible and identifiable intangible net assets acquired. In accordance with SFAS No.142, Goodwill and Intangible Assets, goodwill and intangible assets with indefinite lives are no longer amortized, but instead tested for impairment annually or more frequently if circumstances indicate impairment may have occurred. If any potential impairment is identified, it is quantified by comparing the carrying value of the respective goodwill to its fair value.

Fixed Assets-The Group capitalizes fixtures and fittings, computer hardware and software and leasehold improvements. The assets are depreciated and amortized, on a straight line basis over their useful lives that vary from 3 years to 5 years. The leasehold improvements are amortized over the shorter of the remaining term of the respective lease to which they relate or the remaining useful life of the leasehold improvements.

3.                      RELATED-PARTY TRANSACTIONS

The Group earns commission revenue from the sale of insurance and investment products sponsored by affiliate companies.  Revenue from Sun Life amounted to $22,584,378 for the year ended December 31, 2006 and $22,645,240 for the nine-months ended September 30, 2007. Sun Life contributed additional capital of $10,000,000 for the year ended December 31, 2006 and $9,000,000 for the nine-months ended September 30, 2007 to the Group.

Sun Life charges the group for certain administrative services and the total reimbursed to Sun Life by the Group was $6,876,251 for the year ended as of December 31, 2006 and $5,941,061 for the nine-months ended September 30, 2007.  At December 31, 2006 and September 30, 2007, $382,184 and $251,243 was due to Sun Life, respectively, and the Group would receive $1,865,145 and $365,639, respectively, under the tax sharing arrangement (see below).

4.                      INCOME TAXES

Income tax (provision)/benefit consists of the following:

	Year Ended	Nine-Months Ended
	December 31, 2006	September 30, 2007
		(unaudited)
Current benefit
Federal	$11,561,654	$5,471,341
State and local	19,087	—
Total current benefit	11,580,741	5,471,341
Deferred Provision
Federal	(4,954,291)	(835,953)
State and Local	—	—
Total deferred provision (benefit)	(4,954,291)	(835,953)

Total	$6,626,450	$4,635,388

At December 31, 2006, the Group had a current federal tax receivable of $1,886,276, a current state tax payable of $21,131, and a net deferred federal tax liability of $6,297,593.  At September 30, 2007, the Group had a current federal tax receivable of $345,542, a current state tax receivable of $20,097, and a net deferred federal tax liability of $7,133,546. The net deferred tax liability represents the tax effect of goodwill associated with Sun Life’s purchase of the Group in 2001 and state net operating losses. In management’s judgment, it is more likely than not that the gross deferred tax asset relating to state net operating losses will not be realized based on the uncertainty of generating future taxable income, thus it is offset with a valuation allowance. However, since the Group is included as part of Sun Life’s consolidated Federal income tax return, all losses will be utilized currently in the consolidated return of Sun Life.

A reconciliation of the statutory U.S. Federal income tax to the Group’s effective tax rate is set below:

	Year Ended	Nine-Months Ended
	December 31, 2006	September 30, 2007
		(unaudited)
Federal statutory rate	35.00%	35.00%
Permanent differences	1.78%	—
Other adjustments	0.57%	-0.73%
State taxes	0.10%	—

Effective tax rate	37.45%	34.27%

The effective tax rate differs from the Federal statutory tax rate due to state taxes and a penalty reversal. In 2005 there was an add-back of $1,900,000, however it was later determined that only $1,000,000 should have been recorded as a permanent difference item.  The resulting difference of $900,000 was recorded in the 2006 provision as a reduction to income. Other adjustments relate to meals and entertainment expenses that are not deductible for income tax purposes.

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Significant components of the Group’s gross deferred tax assets (liabilities) are set forth below:

	Year Ended	Nine-Months Ended
	December 31, 2006	September 30, 2007
		(unaudited)
Deferred tax assets:
State net operating loss carryforwards	$68,000,000	$68,000,000
Bonus accrual	$853,000	$853,000
Valuation allowance	$(68,000,000)	$(68,000,000)
Total deferred tax assets	$853,000	$853,000
Deferred tax liabilities:
Depreciation/amortization	$(1,607,000)	$(1,651,000)
Goodwill	$(5,667,000)	$(6,764,000)
Other	$123,407	$428,454
Total deferred tax liabilities	$(7,150,593)	$(7,986,546)

Net deferred tax assets/(liabilities)	$(6,297,593)	$(7,133,546)

5.     COMMITMENTS AND CONTINGENCIES

The Group has lease commitments for its principal place of business and certain satellite locations. The leases have options to extend and are, based on business requirements, extended or terminated. Free rent periods and rent escalations are accrued on a straight line basis over the lease period.

          The minimum lease commitments as of December 31, 2006 are as follows:

2007	$1,205,293
2008	$1,152,080
2009	$1,114,199
2010	$985,431
2011	$985,431
Total after 2011	$1,970,862

Total rental expense for 2006 was	$1,543,708

In the normal course of business, the Group has been named as a defendant in various legal actions, including arbitrations. Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. The Group is also involved, from time to time, in investigations and proceedings by governmental and self-regulatory agencies. Some of these legal actions, investigations and proceedings may result in adverse judgments, penalties or fines. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Group cannot predict with certainty what the eventual loss or range of loss related to such matters will be. Considerable judgment is necessary to estimate the probability and amount of any loss from such contingencies. An accrual is made when it is probable that a liability has been incurred or an asset has been impaired and the amount of loss can be reasonably estimated. The Group accrues a liability for the estimated costs of adjudication or settlement of asserted and unasserted claims existing as of the reporting period.

The Group, through its broker-dealer, is a member of various U.S. exchanges and clearinghouses that trade and clear securities, mutual funds and variable annuity contracts for its customers. Associated with these activities, the broker-dealer may be required to pay a proportionate share of the financial obligations of another member who may default on its obligations to the exchange or the clearinghouse. While the rules governing different exchange or clearinghouse memberships vary, in general the broker-dealer’s guarantee obligations would arise only if the exchange or clearinghouse had previously exhausted its resources. In addition, any such guarantee obligation would be apportioned among the other nondefaulting members of the exchange or clearinghouse. Any potential contingent liability under these membership agreements cannot be estimated. The broker-dealer has not recorded any contingent liability in the statement of financial condition for these agreements and believes that any potential requirement to make payments under these agreements is remote.

6.                      NET CAPITAL REQUIREMENTS – BROKER DEALER

The Group’s registered broker-dealer is subject to the net capital requirements of Rule 15c3-1 under the Securities Exchange Act of 1934. Under this rule, the broker-dealer is required to maintain a minimum level of net capital and a ratio of aggregate indebtedness to net capital, both as defined, not to exceed 15 to 1. As of December 31, 2006, the broker-dealer had net capital of $9,999,826, which was $9,384,681 in excess of its required net capital of $615,145. The broker-dealer’s ratio of aggregate indebtedness to net capital as of December 31, 2006 was 0.92 to 1.  As of September 30, 2007, the broker-dealer had net capital of $11,038,421 which was $10,922,038 in excess of its required net capital of $250,000. The broker-dealer’s ratio of aggregate indebtedness to net capital as of September 30, 2007 was 0.92 to 1.

7.    SUBSEQUENT EVENTS

As discussed in Note 1, on August 31, 2007, Sun Life Financial Inc. and Sun Life Financial (U.S.) Holdings, Inc. entered into a Purchase and Sale Agreement to sell substantially all of the Group to LPL. The sale was completed on November 7, 2007. The purchase price paid at closing was approximately $25 million.  In addition to the initial purchase price, the acquisition provides for post-closing payments over the next two years in an aggregate amount not expected to exceed $5.0 million, based primarily on the successful recruitment and retention of certain customer relationships.  The assets and liabilities of the entities not purchased by LPL were transferred to Sun Life.

In connection with the acquisition, LPL commenced the process to shut down the operations of the acquired entities. Customers of the acquired entities will be transitioned over to LPL customers between March 2008 and May 2008. Other operations and support functions are expected to be transitioned over to LPL by the end of August 31, 2008. As a result of the shut down, The Group will accrue estimated costs associated with contract terminations and employee severance of approximately $6.6 million as of November 7, 2007. The Group also expects to incur up to an additional $2.4 million in connection with retention bonuses entered into with substantially all of the employees of the Group. The retention bonuses will be accrued as they are earned.

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